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                                                                   Exhibit 10(g)


                              AMENDED AND RESTATED
              BANKNORTH GROUP, INC. 2000 DEFERRED COMPENSATION PLAN
                  FOR NON-EMPLOYEE DIRECTORS AND KEY EMPLOYEES

                             ARTICLE ONE - GENERAL

     The name of the Plan was originally the Peoples Heritage Financial Group, Inc. 1998 Deferred Compensation Plan for Non-Employee Directors and Key Employees (the "Plan"). Pursuant to this Amendment and Restatement, the name of the Plan is the Banknorth Group, Inc. 2000 Deferred Compensation Plan for Non-Employee Directors and Key Employees. The purpose of the Plan is to provide a deferred compensation program for Non-Employee Directors of Banknorth Group, Inc. ("Banknorth") and affiliates of Banknorth whose inclusion in this Plan has been approved by Banknorth's Board of Directors (the "Designated Affiliates"), and certain Key Employees. (Banknorth and the Designated Affiliates are hereinafter collectively referred to as the "Companies" or individually as the "Company".)

                          ARTICLE TWO - ADMINISTRATION

2.01 ADMINISTRATOR.

     Subject to Section 6.05, the Plan shall be administered by Banknorth's Board of Directors (the "Board") or a committee thereof (the Board or committee is hereinafter referred to as the "Administrator"). The Administrator shall interpret the Plan, shall prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and shall take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Administrator shall be final and conclusive, and shall be binding upon all Participants.


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                          ARTICLE THREE - PARTICIPATION

3.01 PARTICIPATION.

     Any individual who, as of the Effective Date, is (a) a Non-Employee Director, as defined in Section 3.02(b) below, or (b) a Key Employee, as defined in Section 3.02(c) below, shall be eligible to become a Participant on the Effective Date. Any individual who, after the Effective Date, becomes a Non-Employee Director or a Key Employee shall become eligible on the date determined by guidelines established by the Administrator. Eligible individuals who elect to defer Compensation shall be referred to as "Participants".

3.02 KEY DEFINITIONS.

     For purposes of the Plan:

     (a) "COMPENSATION" (i) when applied to Non-Employee Directors shall mean annual retainer and meeting fees, if any, for each regular or special meeting and for any committee meetings attended, and (ii) when applied to Key Employees shall mean annual base salary and bonus.

     (b) "NON-EMPLOYEE DIRECTOR" means a person who is a member of the Board of Directors of:

          (i) Banknorth, or

          (ii) a Designated Affiliate

provided such person is not otherwise employed by any of the Companies.

     If a Participant who is a Non-Employee Director ceases to be a Non-Employee Director, but continues to provide advisory or other services to the Company for a fee or other


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remuneration, the Administrator may determine that such individual shall remain an active Participant during the period he or she provides such advisory or other services, or for such shorter period as the Administrator shall determine (the "Special Service Period"). In such case, (i) the selected Participant shall be treated, solely for purposes of the Plan, as if he or she continued to be a "Non-Employee Director," during the Special Service Period, (ii) the Administrator shall determine the portion of the former Director's ongoing fees or other remuneration that shall be treated as Compensation hereunder, and (iii) any reference, either in the Plan or any applicable election under the Plan, to the cessation of such individual's duties as a Director shall refer instead to the last day of the Special Service Period.

     (c) "KEY EMPLOYEE" means an employee of any of the Companies (i) whose position is designated at Level 20 or above, or (ii) who deferred compensation according to the terms and conditions of the Peoples Heritage Financial Group, Inc. Senior Management Deferred Compensation Plan, as Amended and Restated as of June 1, 1990.

                             ARTICLE FOUR - DEFERRAL

4.01 ELECTION.

     Subject to the limitations stated below, each Participant shall be given the opportunity to elect to defer a portion of his or her Compensation to be earned in a given calendar year (a "Year"). Any such election shall be on a form provided by the Administrator and, except as provided below, shall be filed in the Year prior to the Year in which the Compensation is earned. (An election to defer Compensation as provided herein shall be referred to as a "Deferral Election" or an "Election".) A Deferral Election shall be effective to defer compensation for only the single Year to which it relates.



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4.02 LIMIT.

     A Non-Employee Director may elect to defer up to one hundred percent (100%) of his or her Compensation for a Year. A Key Employee may elect to defer up to, but no more than, twenty-five percent (25%) of his or her base salary for a Year, and up to one hundred percent (100%) of his or her bonus for a Year.

4.03 IRREVOCABILITY.

     Any Deferral Election under this Plan shall be irrevocable.

4.04 SPECIAL RULE.

     The Administrator, in its sole discretion, may establish guidelines enabling Participants to file Deferral Elections with respect to bonus earned in the same Year as the Election, provided the Election is filed prior to the time when, in the determination of the Administrator, the amount of such bonus is determinable.

4.05 MANDATORY BONUS DEFERRALS

     From time to time the Company may require the deferral of all or a portion of bonuses paid to certain members of senior management of Banknorth in order to comply with provisions of Federal income tax law. If payment of all or a portion of any bonus earned by a Key Employee is thus deferred by the Company under an applicable bonus plan, such deferral shall be referred to herein as a "Mandatory Deferral". A Mandatory Deferral shall be invested and paid according to the terms of the Deferral Election made with respect to it. Should a Key Employee who is then a Participant fail to make such an election, the Mandatory Deferral shall be according to the terms and conditions of his or her most recent Deferral Election. In all other cases, the Mandatory Deferral shall be treated as prescribed in ARTICLE FIVE for Deferral Elections that


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fail to state a Payment Commencement Date, a Payment Election or an Investment
Election, as applicable."

                      ARTICLE FIVE - DEFERRED COMPENSATION

5.01 DEFERRAL PERIOD.

     (a) If a Participant makes a Deferral Election, the amount of Compensation deferred shall be reflected in a Deferral Account, as defined in Section 5.02 below, until the date provided in this Section 5.01 (the "Payment Commencement Date"). The Payment Commencement Date for a Participant means the date elected by such Participant, provided that the date elected must be:

          (i) the tenth (10th) business day after the date on which such Participant ceases to be a Non-Employee Director or Key Employee, as applicable,

          (ii) the first business day on or after the fifth anniversary of the date on which such Participant ceases to be a Non-Employee Director or Key Employee, as applicable, or

          (iii) the first business day on or after such Participant's sixty-fifth (65th) birthday.

     (b) A Participant must make such election (the "Payment Commencement Date Election") on a form and in the manner prescribed by the Administrator, which may be the same as the form described in Section 4.01 above. In the absence of a timely Payment Commencement Date Election, the Payment Commencement Date for such Participant shall be the date described in Section 5.01(a)(i) above. Once a Participant's Payment Commencement Date has been established, it shall apply to all deferred amounts, except as provided in Section 5.01(c) or Section 5.05 below. If a Participant selects a different Payment Commencement Date


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in a subsequent Deferral Election, such change shall be treated as an amendment, and shall only take effect as provided in Section 5.01(c) below.

     (c) A Participant may amend his or her Payment Commencement Date Election only as permitted by the Administrator, provided: (i) such amendment or Election shall relate to the Participant's entire Deferral Account; and (ii) unless otherwise permitted by the Administrator in its discretion, (taking into consideration the purposes of the Plan) no such amendment or Election shall take effect until the first anniversary of the date such amendment or Election is filed.

     (d) The Company shall pay to the Participant (or the Participant's beneficiary in the case of the Participant's death) an amount as described in
Section 5.01(f) below, commencing on the Payment Commencement Date, in accordance with an election (a "Payment Election") which shall indicate which of the following payment options the Participant selects: (i) one lump sum payment within ten (10) business days following the Payment Commencement Date; or (ii) one hundred twenty (120) monthly installments as described in Section 5.01(f) below, commencing on the first day of the month next following the month in which the Payment Commencement Date falls.

     (e) A Payment Election shall be made at the same time and shall be subject to the same provisions as applicable to the Payment Commencement Date Election under Section 5.01(a), (b) and (c) above. In the absence of a timely Payment Election, the Administrator shall pay the entire balance of such Participant's Deferral Account within ten (10) business days following the Payment Commencement Date.

     (f) The amount of any payments to be made under Section 5.01(d) shall be determined as follows:



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          (i) If a Participant's Deferral Account is to be paid in a lump sum, the amount of such lump sum shall equal the full value of the Participant's Deferral Account on the last day of the calendar month immediately preceding the month in which the Payment Commencement Date occurs.

          (ii) If a Participant's Deferral Account is to be paid in installments, the amount of each installment shall be determined as follows:

               (A) With respect to the Participant's Company Stock Account, each installment shall reflect a pro-rata portion of the Participant's "Stock Units", as defined in Section 5.03(a) below, credited to the Participant at the Payment Commencement Date, the value of each installment being determined by reference to the value of shares of "Common Stock", as defined in Section 5.03(b) below. Specifically, each installment shall be in an amount equal to the Price Per Share on the applicable installment payment date multiplied by a fraction, the numerator of which is the total number of Stock Units in such Account on the Participant's Payment Commencement Date, and the denominator of which is the total number of installments;

               (B) With respect to the Participant's Diversified Account, all installments shall be in substantially equal amounts based on the value of the Diversified Account on the Payment Commencement Date, adjusted for interim income, gains and losses as described in Section
          5.04 below through the date of each installment payment.

     (g) At the sole discretion of the Administrator, payments allocable to the Participant's Company Stock Account may be paid in shares of Common Stock or cash. If the Administrator elects to pay in shares of Common Stock, the number of shares of Common Stock to be paid



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shall be determined by dividing the cash value of the Participant's Company
Stock Account as of the relevant payment date by the Price Per Share, as defined in Section 5.03(b) below, on that date. Payments allocable to the Diversified Account shall be made in cash.

5.02 DEFERRAL ACCOUNT.

     (a) The Administrator shall cause Banknorth, or other Company, as applicable, to establish a ledger account (the "Deferral Account") for each Participant for the purpose of recording the Company's obligation to pay the Compensation deferred hereunder.

     (b) Each Deferral Account shall be composed of up to two sub-accounts, a Company Stock Account and a Diversified Account. The value of a Participant's Deferral Account shall equal the sum of the value of the Company Stock Account plus the value of the Diversified Account. The value of the Company Stock Account and the value of the Diversified Account shall be determined according to the provisions of Sections 5.03 and 5.04 hereof respectively.

     (c) With the Deferral Election, a Participant shall allocate the amount of such deferred Compensation to be credited to the Company Stock Account and the amount to be credited to the Diversified Account (the "Investment Election"). The Investment Election shall be made in the manner and form prescribed by the Administrator.

     (d) If a Participant fails to make an Investment Election with a Deferral Election, all Compensation deferred pursuant to the Deferral Election will be credited to the Diversified Account.

     (e) A Participant may elect to transfer some or all of the value of the Participant's Diversified Account to the Participant's Company Stock Account at such times and in such manner as shall be prescribed by the Administrator. Any such election shall be on a form


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provided by the Administrator (the "Transfer Notice"). Once received by the
Administrator, the Transfer Notice shall be irrevocable.

     (f) Amounts credited to a Participant's Company Stock Account may not be transferred to the Participant's Diversified Account.

5.03 COMPANY STOCK ACCOUNT.

     (a) A Participant's Company Stock Account shall be credited with any amount allocated thereto as follows: on any date on which deferred amounts would otherwise have been paid to the Participant (an "Allocation Date") the Participant's Company Stock Account shall be credited with a number of units ("Stock Units") equal to (i) the amount allocated the Company Stock Account, divided by (ii) the "Price per Share", as defined below, on the Allocation Date. Fractional Stock Units shall be rounded to the nearest 1/10 (one-tenth) of a Stock Unit. On any given day, the value of the Company Stock Account shall equal the number of Stock Units then credited to the Company Stock Account multiplied by the Price per Share on such date. Stock Units do not constitute shares of Common Stock, interests in Common Stock or any other security of the Company. They merely reflect an unfunded promise to pay deferred Compensation in the future.

     (b) The "Price per Share" shall equal the closing sale price per share at which shares of the common stock of Banknorth, par value $.01 per share ("Common Stock"), are sold on the National Association of Securities Dealers Automated Quotations system ("NASDAQ") on such date or, if no Common Stock was traded on the NASDAQ on such date, the closing sale price at which the Common Stock is sold on the next preceding date the Common Stock was so traded.



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     (c) A Participant's Company Stock Account shall be credited with additional
Stock Units on every date Banknorth issues a dividend with respect to its Common Stock. The number of Stock Units so credited will equal (i) the product of (A) the dividend per share of Common Stock times (B) the number of Stock Units in the Participant's Company Stock Account immediately before the dividend is issued, divided by (ii) the Price per Share on the dividend date. A
Participant's Company Stock Account shall be reduced by the amount of any distribution to the Participant from such account.

     (d) In the event of any recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or change in shares of Banknorth or similar event, the Board, upon recommendation of the Administrator, may make appropriate adjustments to the number of Stock Units credited to each Participant's Company Stock Account.

5.04 DIVERSIFIED ACCOUNT.

     (a) If a Participant has elected to have all or a portion of his or her deferred amount allocated to the Diversified Account, then, on the applicable Allocation Date, the Participant's Diversified Account shall be credited with the amount so allocated. A Participant's Diversified Account shall thereafter be increased by hypothetical earnings and gains, and reduced by hypothetical losses, on such investments as shall be designated by the Administrator from time to time. The method for determining and applying such earnings, gains and losses shall be set by the Administrator in advance.



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5.05 ACCELERATION OF PAYMENT.

     (a) The Administrator, in its discretion, may accelerate the payment of the unpaid balance of a Participant's Deferral Account in the event of the Participant's death or Permanent Disability, as defined in Section 6.03 below, or upon its determination that the Participant, or his or her beneficiary, as described in Section 6.02 below, in the case of his or her death, has incurred a severe financial hardship. The Administrator in making its determination may consider such factors and require such information as it deems appropriate.

     (b) Notwithstanding any contrary provision of this Article Five, in the event of a Change in Control, as defined below, the entire value of each Participant's Deferral Account, determined as of (and taking into account) the Change in Control shall be paid to the Participant in a lump sum within ten (10) days after the date of the Change in Control, provided that at any time prior to a Change in Control, any Participant may elect, on a form provided by the Administrator, that the provisions of Sections 5.01 through 5.04 shall continue to apply in lieu of the lump sum payment described herein (a "Post-Change Deferral Election"). If a Participant makes a Post-Change Deferral Election, the Participant may further elect that if he or she ceases to be a Non-Employee Director or Key Employee, as applicable, involuntarily within one year following a Change in Control, the Payment Commencement Date shall be the fifth Anniversary of the Change in Control. Elections under this Section 5.05 (b) may be changed in accordance with procedures established by the Administrator. No change may be made in any election after the election period ends as provided above. Notice shall be deemed given when (i) delivered by hand, (ii) sent by overnight courier, (iii) or received by certified or registered mail. The address for courier or mail shall be the address on the Company's payroll or other applicable records at



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the time. For purposes of this Plan a "Change in Control" shall have the meaning provided in the Peoples Heritage Financial Group, Inc. Change-in-Control Protection Plan.

     (c) If, on the date a Participant ceases to be a Key Employee or, if later, the date the Participant ceases to be a Director (the "Separation Date"), the aggregate value of a Participant's accounts hereunder is no greater than Five Thousand Dollars ($5,000), the Administrator may, in its discretion, accelerate the payment of the entire balance in such Accounts into a single lump sum payment to be made on or promptly following such Separation Date.

                        ARTICLE SIX - GENERAL PROVISIONS

6.01 UNFUNDED OBLIGATION.

     Any deferred amount to be paid to Participants pursuant to the Plan is an unfunded obligation of the Companies. No Company is required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to its obligation. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Administrator or the Company and a Participant, or otherwise create any vested or beneficial interest as to any Participant or the Participant's beneficiary or the Participant's creditors. The Participants shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan. Neither the Company nor any member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to the Company's or that Board member's own willful misconduct or lack of good faith.



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6.02 BENEFICIARY.

     In the event of a Participant's death, payment of amounts otherwise due hereunder shall be made to the Participant's beneficiary, and in such case all references to a Participant shall, where applicable, apply to the beneficiary. The designation of a beneficiary shall be on a form provided by the Administrator. A Participant may change his or her beneficiary designation at any time. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of the Deferral Account is paid, the balance shall be paid to the Participant's estate.

6.03 PERMANENT DISABILITY.

     A Participant shall be deemed to have become disabled for purposes of the Plan if the Administrator finds, upon the basis of medical evidence satisfactory to it, that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further service to the Company or any of its subsidiaries and that such disability will be permanent and continuous during the remainder of the Participant's life.

6.04 NONASSIGNMENT.

     The right of a Participant or beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interest be subject to attachment, garnishment, execution or other legal process.

6.05 TERMINATION AND AMENDMENT.

     The Board may from time to time amend, suspend or terminate the Plan, or any Participant's participation in the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. No amendment, suspension or



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termination may impair the right of a Participant or the Participant's designated beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination, provided that on termination of the Plan, or any Participant's termination therein, the entire unpaid balance of the affected Participant's Deferral Accounts may be forthwith paid in a single lump sum. The Administrator may amend the Plan, without Board approval, to ensure that the Company may obtain any regulatory approval or to accomplish any other reasonable purpose, provided that the Administrator may not effect a change that would materially increase the cost of the Plan to the Company. Notwithstanding the foregoing, the Board and the Administrator may not amend the Plan without the approval of the stockholders of the Company to materially modify the eligibility for participation in the Plan, or otherwise materially increase the benefits accruing to the Participants under the Plan.

6.06 EFFECT ON PRIOR PLANS

     As of the date this Plan becomes effective or, at the discretion of the Committee, such later date as the Administrator secures written consent from all affected participants in Peoples Heritage Financial Group. Inc. Senior Management Deferred Compensation Plan (amended and Restated as of June 1, 1990) or the Peoples Heritage Financial Group. Inc. Directors Deferred Compensation Plan (Amended and Restated as of June 1, 1990)( the "Prior Plans"), all amounts deferred under the Prior Plans shall be treated as amounts deferred under this Plan and shall be allocated to either or both of a Company Stock Account or Diversified Account as elected by each participant pursuant to forms and procedures established by the Administrator. Thereafter, such amounts shall be governed by all terms and conditions of this Plan, participants in the Prior Plans shall become Participants in this Plan and the Prior Plans shall terminate.



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6.07 APPLICABLE LAW.

     The Plan shall be construed and governed in accordance with the laws of the State of Maine.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective on __________________, 2000.


                                      PEOPLES HERITAGE FINANCIAL GROUP, INC.


                                 By:
                                     ------------------------------------
                              Title: Executive Vice President

ATTEST:










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